                                                                     EXHIBIT 4.5

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                          Envirodyne Industries, Inc.
                           701 Harger Road, Suite 190
                           Oak Brook, Illinois  60521


                                                                   June 20, 1995


To Each of the Purchasers
  Named in the Purchaser Schedule
  Attached Hereto (the "Purchasers")

Ladies and Gentlemen:

                 Envirodyne Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Purchasers, upon the terms set forth in a Note Agreement of even date herewith (the "Note Agreement"), $160,000,000 aggregate principal amount of its 12% First Priority Senior Secured Notes due 2000, Series A, and Floating Rate First Priority Senior Secured Notes due 2000, Series C (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture") between the Company and Shawmut Bank Connecticut, N.A., as trustee (the "Trustee"), substantially in the form attached as Exhibit A to the Note Agreement. Capitalized terms used but not specifically defined herein that are defined in the Note Agreement are used herein as so defined. As an inducement to the Purchasers to enter into the Note Agreement and in satisfaction of one of the conditions to the Purchasers' obligations thereunder, the Company agrees with the Purchasers, for the benefit of the Holders of the Notes (including the Purchasers), as follows:

                 1.       Registered Exchange Offer.

                 (a) The Company shall (i) prepare and, as soon as practicable, but in any event within 30 days after the Closing Date, file with the Securities and Exchange Commission (the "Commission") a registration statement of the Company and the Guarantors (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of the Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of 12% First Priority Senior Secured Notes due 2000, Series B, and Floating Rate First Priority Senior Secured Notes due 2000, Series D of the Company (the "Exchange Notes") issued under the Indenture, having such terms and provisions provided for in the Indenture and being in substantially the form set forth therefor in the Indenture, (ii)
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use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 120 days after the Closing Date and (iii) upon the effectiveness of the Exchange Offer Registration Statement, commence the Registered Exchange Offer and cause the same to remain open for such period of time (but not less than 30 days after the date notice of the Registered Exchange Offer is first mailed to the Holders of the Notes), and to be conducted in accordance with such procedures, as may be required by the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The objective of such Registered Exchange Offer shall be to enable each Holder of Notes electing to exchange Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act or the Exchange Act as a result of the registration requirements thereof and without material restrictions under the securities laws of a substantial proportion of the several states of the United States as a result of the registration requirements thereof.

                 (b) The Company shall indicate in a "Plan of Distribution" section contained in the final prospectus constituting a part of the registration statement relating to the Registered Exchange Offer that any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company), may exchange such Notes for Exchange Notes pursuant to the Registered Exchange Offer; however, such Broker-Dealer may be deemed an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by it in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the final prospectus contained in the registered statement relating to the Registration Exchange Offer. Such "Plan of Distribution" section also shall state that the delivery by a Broker-Dealer of the final prospectus relating to the Registered Exchange Offer in connection with resales of Exchange Notes shall not be deemed to be an admission by such Broker-Dealer that is an "underwriter" within the meaning of the Act, and shall contain all other information with respect to resales of the Exchange Notes by Broker-Dealers that the Commission may require in connection therewith, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Exchange Notes held by any such Broker-Dealer except to the extent required by the





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Commission as a result of a change in policy after the date of this Agreement.

                 (c) In connection with such Registered Exchange Offer and the offer and sale of Exchange Notes by Broker-Dealers as contemplated above, the Company shall take such other and further action, including making appropriate filings under state securities laws and delivering such number of final prospectuses relating to the Registered Exchange Offer as any Broker-Dealer proposing to deliver the same in connection with its resales of Exchange Notes may reasonably request, as may be necessary to realize the foregoing objectives. The Company shall cause the Exchange Offer Registration Statement to remain continuously effective for a period of 180 days after the date on which such registration statement is first declared effective, and shall supplement or amend the prospectus contained therein to the extent necessary to permit such prospectus (as supplemented or amended) to be delivered by Broker-Dealers in connection with their resales of Exchange Notes as aforesaid.

                 2. Senior Notes Shelf Registration. If, (i) the applicable interpretations of the Commission's staff do not permit the Company to effect the Registered Exchange Offer, as contemplated by Section 1 hereof, or (ii) for any reason the Registered Exchange Offer is not consummated within 180 days after the filing of the Exchange Offer Registration Statement, the following provisions shall apply:

                 (a) The Company shall promptly file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement (the "Notes Shelf Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Notes Shelf Registration Statement and Rule 415 under the Securities Act (hereafter, a "First Priority Notes Shelf Registration").

                 (b) The Company agrees to use its best efforts to keep the Notes Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be usable by the Holders of the Notes for a period of three years from the date the Notes Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes covered by the Notes Shelf Registration Statement have been sold pursuant to the Notes Shelf Registration Statement; provided that the Company shall be deemed not to have used its best efforts to keep the Notes Shelf Registration Statement effective during such period if it voluntarily takes any action that would result in Holders of the Notes covered thereby not being able to offer and sell such Notes during such period, unless such action is required by applicable law, and





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provided, further, that the Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of the Holder to make sales pursuant to, the Notes Shelf Registration Statement, if the Company determines in good faith (not including avoidance of the Company's obligations hereunder) that the filing or effectiveness of, or sales pursuant to, the Notes Shelf Registration Statement would impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, so long as the Company promptly thereafter complies with the requirements of Section 3(h) hereof, if applicable. Any such period during which the Company fails to keep the Notes Shelf Registration Statement effective and usable for offers and sales of Notes is referred to as a "Suspension Period". A Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Notes Shelf Registration Statement is no longer usable for offers and sales of Notes and shall end on the date when each seller of Notes covered by the Notes Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof or is advised in writing by the Company that use of the prospectus may be resumed. Upon notice by the Company to the Holders of a Suspension Period, which notice shall specify the date on which the prohibition, suspension or delay shall end, the Holders covenant to (i) keep the fact of any such notice strictly confidential, (ii) promptly halt any offer, sale, trading or transfer by them or any of their affiliates of any of the Notes pursuant to such Notes Shelf Registration Statement for the duration of the period specified in such notice and (iii) promptly halt any use, publication, dissemination or distribution of the Notes Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its affiliates for the duration of the period specified in such notice. If one or more Suspension Periods occur, the three-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

                 (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company will cause the Notes Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Notes Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.





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                 3.       Registration Procedures.  In connection with any
Notes Shelf Registration pursuant to Section 2 hereof, and, to the extent applicable, any Registered Exchange Offer pursuant to Section 1 hereof, the following provisions shall apply:

                 (a) The Company shall furnish to the Holders of the Notes, prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as any Holder of the Notes reasonably may propose.

                 (b) The Company shall advise the Holders of the Notes or the Exchange Notes, and, if requested by any such Holder, confirm such advice in writing --

                          (i) when the Exchange Offer Registration Statement or
                 the Notes Shelf Registration Statement, as the case may be, and any amendment thereto has been filed with the Commission and when the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, or any post-effective amendment thereto has become effective;

                          (ii) of any request by the Commission for amendments
                 or supplements to the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, or the prospectus included therein or for additional information;

                          (iii) of the issuance by the Commission of any stop
                 order suspending the effectiveness of the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, or the initiation of any proceedings for that purpose;

                          (iv) of the receipt by the Company of any
                 notification with respect to the suspension of the qualification of the Notes or the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                          (v) of the happening of any event that requires the
                 making of any changes in the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, or the prospectus in order to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).





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                 Each Holder agrees that, upon receipt of any notice from the
Company of the occurrence of any event of the kind described in clause (v) of this Section 3(b), such Holder will forthwith discontinue such Holder's disposition of the Notes pursuant to the Notes Shelf Registration Statement until such Holder's receipt of the copies of a supplemented or amended prospectus contemplated by Section 3(h) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to the Notes current at the time of receipt of such notice.

                 (c) The Company will make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, at the earliest possible time.

                 (d) The Company will furnish to each Holder of the Notes or the Exchange Notes included within the coverage of the Registered Exchange Offer or the Notes Shelf Registration, as appropriate, without charge, at least one copy of the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, and any post-effective amendment thereto, including financial statements and schedules, and, if any such Holder so requests in writing, all exhibits (including those incorporated by reference).

                 (e) The Company will deliver to each Holder of Notes or Exchange Notes included within the coverage of the Registered Exchange Offer or the Notes Shelf Registration, as appropriate, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes or the Exchange Notes covered by the prospectus or any amendment or supplement thereto.

                 (f) Prior to any public offering of the Notes or the Exchange Notes pursuant to the Registered Exchange Offer or the Notes Shelf Registration, as the case may be, the Company will register or qualify and cooperate with the Holders of the Notes or the Exchange Notes included therein and their respective counsel in connection with the registration or qualification of such Notes or Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdiction as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes or the Exchange Notes covered by the Registered Exchange Offer or the Notes Shelf Registration, as





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the case may be; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                 (g) The Company will cooperate with the Holders of the Notes or the Exchange Notes to facilitate the timely preparation and delivery of certificates representing the Notes or the Exchange Notes to be sold in the Registered Exchange Offer or the Notes Shelf Registration, as the case may be, free of any restrictive legends and in such denominations and registered in such names as the Holders may request prior to sales of the Notes or the Exchange Notes pursuant to the Registered Exchange Offer or the Notes Shelf Registration, as the case may be.

                 (h) Upon the occurrence of any event contemplated by paragraph (b)(v) above, the Company will prepare a post-effective amendment to the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes or the Exchange Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                 (i) Not later than the effective date of the Exchange Offer Registration Statement or the Notes Shelf Registration Statement, as the case may be, the Company will provide a CUSIP number for the Notes or the Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Notes or Exchange Notes, as the case may be, in a form eligible for deposit with Depositary Trust Company.

                 (j) The Company will use its best efforts to comply with all applicable rules and regulations of the Commission and will make generally available to its security Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each of the Registered Exchange Offer or the Notes Shelf Registration, which statements shall cover such 12-month period.

                 (k) The Company will cause the Indenture to be qualified under the Trust Indenture Act.

                 (l) The Company may require each Holder of Notes to be sold pursuant to the Notes Shelf Registration to furnish to the Company such information regarding such Holder and the





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distribution of such Notes as the Company may from time to time reasonably require for inclusion in the registration statement.

                 4. Registration Expenses. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof and, in the event of a Notes Shelf Registration, will bear or reimburse the Holders of the Notes for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Notes to act as counsel for the Holders of the Notes in connection therewith.

                 5.       Indemnification.

                 (a) Indemnification by Company. In the event of (i) a Notes Shelf Registration, the Company shall indemnify and hold harmless each Holder of Notes and (ii) the Registered Exchange Offer, each Broker-Dealer who holds Exchange Notes acquired for its own account pursuant to the Exchange Offer, and, in any such case, such Holder's officers, directors, employees and Agents and each person who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Registration Statement or the Notes Shelf Registration Statement or in any prospectus included therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Notes Shelf Registration, the Registered Exchange Offer or the delivery by Broker-Dealers who are required to do so of the final prospectus contained in the registration statement relating to the Registered Exchange Offer in connection with their resales of the Exchange Notes, as the case may be, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or allegation thereof based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises out of or is caused by an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if such Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of Notes or the Exchange Notes, as the case may be, by such Holder to the person asserting such loss, claim, damage, liability or judgment who purchased Notes or Exchange Notes, as the case may be, that





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are the subject thereof from such Holder.  This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of the Notes or the Exchange Notes, as the case may be, if requested.

                 If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all reasonable expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding within a reasonable time after notice of commencement of such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder it being understood, however, that the Company shall not, in substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final, unappealable judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders





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from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Indemnified Holder, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Holder is a party and indemnity been sought hereunder by such Indemnified Holder, unless such settlement includes an unconditional release of such Indemnified Holder from all liability on claims that are the subject matter of such proceeding.

                 (b) Indemnification by Holders. In the event of a Notes Shelf Registration, each Holder of Notes selling Notes in the Notes Shelf Registration agrees to indemnify and hold harmless the Company, its directors and officers, employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder or the distribution furnished in writing by such Holder expressly for use in the Notes Shelf Registration Statement or in any prospectus included therein or any amendment or supplement thereto or any preliminary prospectus relating to the Notes Shelf Registration; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Notes pursuant to the Notes Shelf Registration. If any action or proceeding shall be brought against the Company or its directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against a Holder of Notes, such Holder shall have the rights and duties given the Company and the Company or its directors, officers, employees or agents or such controlling person shall have the rights and duties given to each Holder by Section 5(a) hereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto or any preliminary prospectus.

                 (c) Contribution. If the indemnification provided for in this Section 5 is unavailable to an indemnified party under Section 5(a) or
Section 5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments in such proportion as is appropriate to reflect not only the relative benefits but also





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the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                 The Company and the Holders of the Notes and the Exchange Notes agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 6. Additional Interest Under Certain Circumstances; Remedies. If any one of the following shall occur for any reason: (i) neither the Exchange Offer Registration Statement nor the Notes Shelf Registration Statement has been filed with the Commission on or prior to 30 days after the Closing Date, (ii) neither the Exchange Offer Registration Statement nor the Notes Shelf Registration Statement has been declared effective under the Securities Act on or prior to 120 days after the Closing Date, (iii) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Registered Exchange Offer on or prior to 60 days after the date upon which the Exchange Offer Registration Statement was declared effective under the Securities Act, (iv) the Exchange Offer Registration Statement was declared effective under the Securities Act but ceases to be effective under the Securities Act at any time prior to the time the Exchange Offer is consummated, or (v) the Notes Shelf Registration Statement was declared effective under the Securities Act but ceases to be effective under the Securities Act at any time prior to the third anniversary of the date that the Notes Shelf Registration Statement was declared effective under the Securities Act (any such event described in (i) through (v) being herein called a "Registered Default"), then, as liquidated damages and not as a





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penalty, the per annum interest rate on the Notes shall be increased as follows. Effective on the date upon which a Registered Default occurs, the per annum interest rate on the Notes shall increase to a rate that is fifty (50) basis points above the interest rate on the Notes in effect immediately prior to such date. In addition, effective on the first day after the end of each 90-day period after the date upon which a Registration Default occurs, the per annum interest rate on the Notes will further increase over the rate then in effect by an additional twenty-five (25) basis points. Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the Notes exceed the lesser of (i) the interest rate set forth on the face of the Notes plus two hundred (200) basis points per annum or (ii) the maximum lawful rate permitted under applicable usury laws. Effective upon the date upon which such Registration Default is cured, the interest rate on the Notes will revert to the interest rate set forth on the face of the Notes.

                 7.       Miscellaneous.

                 (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Notes (insofar as such matters relate to the Notes) or the Exchange Notes (insofar as such matters relate to the Exchange Notes).

                 (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                          (1) if to a Holder of Notes or Exchange Notes, at the
                 most current address given by such Holder to the Company in accordance with the provisions of this Section 7(b), which address initially is, with respect to each Purchaser, the address of such Purchaser as set forth in the Note Agreement; and

                          (2) if to the Company, initially at its address set
                 forth in the Note Agreement.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipient's telecopy operator, if telecopied; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

                 (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of the Notes.

                 (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

                 (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                              Very truly yours,

                                              ENVIRODYNE INDUSTRIES, INC.



                                              By:      _________________________

ACCEPTED:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:      __________________________
         Title:____________________